United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

SHF HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SHF HOLDINGS, INC.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT DATED MAY 8, 2026

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2026

This supplement (this “Supplement”) amends and supplements the proxy statement of SHF Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2026 (the “Proxy Statement”) in connection with the Company’s 2026 Annual Meeting of its Stockholders.

The Company is filing this Supplement to correct an inadvertent error in the Proxy Statement relating to the chairmanship of the Nominating and Corporate Governance Committee of the Company’s Board of Directors (the “Board”).

The Proxy Statement incorrectly identified Sean Tonner as the chairman of the Nominating and Corporate Governance Committee of the Board. However, as disclosed in our Current Report on Form 8-K filed with the SEC on May 11, 2026, the Board appointed Tyler Klimas as the chairman of the Nominating and Corporate Governance Committee on May 8, 2026.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented by this Supplement. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement.